EXHIBIT 5.1

August 25, 2004

Interstate Hotels & Resorts, Inc.
4501 N. Fairfax Drive
Arlington, Virginia 22203

Re:	$150,000,000 Aggregate Offering Price of Securities of Interstate Hotels & Resorts, Inc.

Ladies and Gentlemen:

     In connection with the registration statement on Form S-3 of Interstate Hotels & Resorts, Inc., a Delaware corporation (the “Company”), filed on August 24, 2004 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

     You have provided us with a draft prospectus (the “Prospectus”) which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company, of up to $150,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (ii) shares of preferred stock, par value $.01 per share (the “Preferred Stock”), (iii) shares of common stock, par value $.01 per share (the “Common Stock”), or (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”), or any combination of the foregoing, plus any additional Debt Securities, Preferred Stock, Common Stock or Warrants that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act.

Interstate Hotels & Resorts, Inc.
August 25, 2004

The Debt Securities, the Preferred Stock, the Common Stock, and the Warrants are collectively referred to herein as the “Securities.” The Prospectus will also provide for the registration of the resale by selling stockholders of shares of the Company’s common stock, which are not the subject of this opinion. Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock, Preferred Stock or another series of Debt Securities. Any series of Preferred Stock may be convertible and/or exchangeable for Common Stock or another series of Preferred Stock. The Debt Securities may be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the “Indentures”), in each case between the Company and a trustee (each, a “Trustee”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), by and between the company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”).

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed.

     We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware and with respect to opinion paragraphs 1, 4 and 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

     1. When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indentures (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of

Interstate Hotels & Resorts, Inc.
August 25, 2004

the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statements, the Prospectus and the related Prospectus Supplement(s), and (b) each of the Registration Statements and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statements, the Prospectus and the related Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statements, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

     2. The Company has the authority pursuant to its Amended and Restated Certificate of Incorporation (as such may be amended, the “Certificate of Incorporation”) to issue up to 5,000,000 shares of Preferred Stock. When (a) the Registration Statement and any required

Interstate Hotels & Resorts, Inc.
August 25, 2004

post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws and (b) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of such shares and upon issuance and delivery of and payment of legal consideration not less than the par value thereof for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares of Preferred Stock under the Certificate of Incorporation, (iii) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, any agreement or instrument binding upon the Company, or otherwise and (iv) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (2) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for Preferred Stock or (3) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

     3. The Company has the authority pursuant to the Certificate of Incorporation to issue up to 250,000,000 shares of Common Stock. When (a) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and (b) the Board of Directors of the Company or a duly formed committee thereof adopts a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares of Common Stock are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares of Common Stock, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Certificate of Incorporation, (iii) such shares of Common Stock as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares of Common Stock comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (v) such shares of Common Stock are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of Common Stock (including any Common Stock duly issued (1) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, (2) upon the exchange or conversion of any shares of Preferred Stock that are

Interstate Hotels & Resorts, Inc.
August 25, 2004

exchangeable or convertible into Common Stock or (3) upon the exercise of Warrants that are exercisable for Common Stock) will be validly issued, fully paid and nonassessable.

     4. When (a) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (b) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (c) the Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Agreement and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants) (the “Warrant Authorization”) and (d) the Warrants have been duly executed, authenticated and/or countersigned in accordance with the Warrant Agreement relating to such Warrants and delivered on behalf of the Company against payment therefor (which, in the case of Warrants for Common Stock or Preferred Stock, shall consist of legal consideration not less than the par value of such shares) as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, and assuming that (i) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, (ii) the Warrant Agreement and the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Warrant Agreement and the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) the Warrants are then issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     5. When (a) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and (b) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and assuming that (i) the provisions of the Indenture are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iii) the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, the Indenture will constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Interstate Hotels & Resorts, Inc.
August 25, 2004

     The opinions set forth in paragraphs 1, 4 and 5 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     With your consent, we assume for purposes of this opinion that (a) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the applicable Securities; (b) each of the applicable Indentures and Warrant Agreements has been duly authorized by all necessary corporate or other action by the Company, has been duly executed and delivered by the Company, and constitutes the legally valid, binding and enforceable obligation of the Company, enforceable against the Company, in accordance with its terms; (d) each party to each Indenture or Warrant Agreement (each, an “Operative Document”) other than the Company, (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party, (iii) has duly authorized, executed and delivered each such Operative Document, and (iv) is duly qualified to engage in the activities contemplated by the applicable Operative Document; (e) with respect to each of the parties to the Operative Documents other than the Company, each Operative Document to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; (f) the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and (g) the Warrant Agent is in compliance, generally and with respect to acting as warrant agent under the Warrant Agreement, with all applicable laws and regulations.

Interstate Hotels & Resorts, Inc.
August 25, 2004

     We consent to your filing this opinion as an exhibit to the Registration Statements and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

Very truly yours,

/s/ Latham & Watkins LLP